EXHBIT 10

NATIONAL WESTERN LIFE INSURANCE COMPANY
2008 INCENTIVE PLAN

1. Purpose

The purposes of the National Western Life Insurance Company 2008 Incentive Plan are to promote the interests of the Company and its Subsidiaries and Shareholders by enabling the Company to attract, motivate and retain Employees and Directors by offering them performance-based stock incentives and other equity interests in the Company and other incentive awards that recognize the creation of value for the Shareholders and promote the Company's long-term growth and success.  To achieve these purposes, eligible Participants may receive stock options, Stock Appreciation Rights, Restricted Stock, Performance Awards, Dividend Equivalent Rights and any other Awards, or any combination thereof, subject to the terms of the Plan set forth below.

2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below unless the content otherwise requires:

2.1 "Award" shall mean the grant of a stock option, a Stock Appreciation Right, Restricted Stock, a Performance Award, a Dividend Equivalent Right, or any other award under the Plan.

2.2 "Board" shall mean the Board of Directors of the Company, as the same may be constituted from time to time.

2.3 "Change in Control" shall mean, after the effective date of the Plan, the occurrence of any one or more of the events described below:

(a) Any "person," as such term is used in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the Shareholders in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;

(b) During any period of two (2)-consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election by the Board or the nomination for election by the Shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the two (2)-year period or whose election or nomination for election was previously so approved;

Approved by the Board of Directors on February 22, 2008, and by the shareholders on June 20, 2008.

(c) The Shareholders approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a Reorganization in which no "person" acquires more than twenty percent (20%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or

(d) The Shareholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

2.4 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any applicable Treasury regulations promulgated thereunder.

2.5 "Committee" shall mean the Compensation and Stock Option Committee of the Company, if such a separate committee is appointed by the Board, or, in the absence of such a separate committee, it shall mean the Board.  If a separate committee is appointed, then to the extent required by Rule 16b-3 promulgated under the Exchange Act and any successor thereunder promulgated during the duration of the Plan, the Committee members who approve Awards which would otherwise not qualify for an exemption from Rule 16b-3 shall consist of two or more "non-employee directors" as defined by Rule 16b-3.  To the extent required to satisfy any applicable requirements of Nasdaq, the Committee members who approve Awards shall meets the independence requirements of Nasdaq.

2.6 "Common Stock" shall mean the Class A Common Stock, $1.00 par value per share, of the Company.

2.7 “Company” shall mean National Western Life Insurance Company or any successor thereto.

2.8 "Designated Beneficiary" shall mean the beneficiary designated by a Participant, in a manner determined by the Committee, to exercise rights of the Participant under an Award in the event of the Participant's death.  In the absence of an effective designation by a Participant the Designated Beneficiary shall be the Participant's estate.

2.9 “Director” means a member of the Board as of the effective date of the Plan under Section 16.7 or as of any date thereafter.

2.10 "Disability" shall mean permanent and total inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as determined in the sole and absolute discretion of the Committee.

2.11 "Dividend Equivalent Right" shall mean the right of the holder thereof to receive credits based on the cash dividends that would have been paid on the Shares specified in an Award granting Dividend Equivalent Rights if the Shares subject to such Award were held by the person to whom the Award is made.

2.12 “Employee” shall mean shall mean any person, including an officer, who is a common law employee of and receives remuneration for personal services to the Company or any Subsidiary.  A person shall not be considered an “Employee” unless the person is included on the official human resources database as an employee of and is paid through the payroll system of the Company or any Subsidiary.

2.13 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.14 "Fair Market Value" shall mean with respect to the Shares, as of any date, (i) the closing price of the Common Stock as reported by Nasdaq (or, if not reported on such quotation system or exchange, on the composite tape, or, in case no such sale takes place on such day, the average of the reported closing bid and asked quotations on such exchange or quotation system); or (ii) if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or similar organization; or (iii) in the event that there shall be no public market for the Common Stock, the fair market value of the Common Stock as determined (which determination shall be conclusive) in good faith by the Committee, based upon the value of the Company as a going concern, as if such Common Stock were publicly owned stock, but without any discount with respect to minority ownership.

2.15 "Incentive Stock Option" shall mean any stock option awarded under the Plan which qualifies as an "incentive stock option" under Code section 422.

2.16 “Nasdaq” shall mean The Nasdaq Stock Market, Inc. or its successor on which the Shares are listed or quoted.  If The Nasdaq Stock Market, Inc. (or its successor) shall cease to be the principal exchange or quotation system upon which the Shares are listed or quoted, then such term shall refer to the exchange or quotation system, if any, on which the Company elects to list or quote the Shares and that the Committee designates as the Company's principal exchange or quotation system.

2.17 "Non-Tandem Stock Appreciation Right" shall mean any Stock Appreciation Right granted alone and not in connection with an Award which is a stock option.

2.18 "Nonqualified Stock Option" shall mean any stock option awarded under the Plan that does not qualify as an Incentive Stock Option.

2.19 "Optionee" shall mean any Participant who has been granted a stock option under the Plan and who has executed a written stock option agreement with the Company reflecting the terms of such grant.

2.20 "Participant" shall mean an individual who is eligible to receive an Award in accordance with Section 5.

2.21 "Performance Award" shall mean any Award hereunder of Shares, units or rights based upon, payable in, or otherwise related to, Shares (including Restricted Stock), or cash of an equivalent value, as the Committee may determine, at the end of a specified performance period established by the Committee.

2.22 "Plan" shall mean the National Western Life Insurance Company 2008 Incentive Plan, as set forth herein and as may be amended from time to time.

2.23 "Reorganization" shall mean a reorganization or recapitalization of the Company or a similar transaction with respect to the Company.

2.24 "Restricted Stock" shall mean any Award of Shares under the Plan that is subject to restrictions or risk of forfeiture.

2.25 "Shareholders" shall mean the holders of Shares and/or, to the extent the context requires, other equity securities of the Company.

2.26 "Shares" shall mean shares of the Company's Common Stock and any shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or exchange for such shares.

2.27 "Stock Appreciation Right" shall mean the right of the holder thereof to receive an amount in cash or Shares equal to the excess of the Fair Market Value of a Share on the date of exercise over the specified exercise price for the right.

2.28 "Subsidiary" shall mean any subsidiary of the Company, and any business venture designated by the Committee in which the Company has a significant interest at the relevant time, as determined in the discretion of the Committee, provided that for all purposes hereunder relating to Incentive Stock Options, "Subsidiary" shall mean a “subsidiary corporation” of the Company at the relevant time, as defined in Code section 424(f).

2.29 "Tandem Stock Appreciation Right" shall mean a Stock Appreciation Right granted in connection with an Award which is a stock option.

3. Administration of the Plan

3.1 Committee.  The Plan shall be administered and interpreted by the Committee in its discretion.

3.2 Awards.  Subject to the provisions of the Plan and directions from the Board, the Committee is authorized to and has the complete power and discretion to:

(a) determine the persons to whom Awards are to be granted;

(b) determine the types and combinations of Awards to be granted; the number of Shares to be covered by the Award; the pricing of the Award; the time or times when the Award shall be granted and may be exercised; the terms, performance criteria or other conditions, vesting periods or any restrictions for an Award; any restrictions on Shares acquired pursuant to the exercise of an Award; and any other terms and conditions of an Award, including, without limitation, provisions requiring the forfeiture of Awards and/or gains from Awards if a Participant is terminated for cause or if a Participant or former Participant violates any applicable affirmative or negative covenants regarding confidentiality, non-solicitation, or non-competition;

(c) conclusively interpret the provisions of the Plan and any agreement, instrument, or other document relating to the Plan;

(d) prescribe, amend and rescind the rules and regulations relating to the Plan or make individual decisions as questions arise, or both;

(e) determine whether, to what extent and under what circumstances to provide loans and/or bonuses from the Company to Participants in connection with the exercise of Awards, and the terms and conditions of such bonuses and/or loans, provided that loans shall not be provided to a Participant to the extent prohibited by applicable law;

(f) rely upon Employees, consultants, and agents of the Company for such clerical and record keeping duties as may be necessary in connection with the administration of the Plan; and

(g) make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

3.3 Procedures.  All determinations of the Committee shall be made by a majority of its members.  All questions of interpretation and application of the Plan or pertaining to any question of fact or Award granted hereunder shall be decided by the Committee, whose decision shall be final, conclusive and binding upon the Company and each other affected party.  No Committee member shall act as a member of the Committee with respect to any dispute or matter specifically involving the Committee member.  If the Committee is unable to act (because a majority of its members are disqualified from acting or abstain from acting) with respect to a matter, the Board shall assume the authority and responsibility of the Committee with respect to such matter.

3.4 Delegation by the Committee.  The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified ministerial functions under the Plan (any such delegation shall not include the Committee’s authority and responsibility to grant Awards and interpret the Plan under Sections 3.2(a)-(d)).  Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee.

3.5 Award Agreements.  Each Award granted under the Plan shall be evidenced by a written Award agreement.  Each such agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee, including without limitation, provisions related to the consequences of termination of employment.  A copy of such Agreement shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign (or otherwise acknowledge receipt of) a copy of the Agreement or a copy of a notice of grant.  Each Participant may be required, as a condition to receiving an Award under this Plan, to enter into an agreement with the Company containing such non-compete, confidentiality, and/or non-solicitation provisions as the Committee may adopt and approve from time to time.  The provisions of any such agreement may also be included in, or incorporated by reference in, the written Award agreement.

3.6 Indemnification.  No Employee, Director, or member of the Committee shall be liable for any action taken or omitted to be taken by such member, by any other Employee, Director or member of the Committee in connection with the performance of duties under the Plan, except for such person's own willful misconduct or as expressly provided by statute.  Employees, Directors and members of the Committee shall be indemnified in connection with their administration of the Plan to the fullest extent provided by applicable law and by the Bylaws of the Company.

4. Shares Subject to Plan

4.1 Limitations.  The Shares issued pursuant to the Plan may be authorized but unissued Shares, or may be issued Shares which have been reacquired by the Company.

(a) The maximum number of Shares that may be issued with respect to Awards under the Plan shall not exceed 300,000, subject to adjustment as provided in Section 13.  All of the Shares available for issuance under the Plan may, but are not required to be, issued pursuant to Incentive Stock Options.

(b) The maximum number of Shares (or cash equivalent value) with respect to which stock options or Stock Appreciation Rights may be granted hereunder to any one Participant during any single calendar year may not exceed 25,000 Shares, subject to adjustment as provided in Section 13.

(c) Subject to Section 4.2, the number of Shares available for issuance under the Plan shall be reduced by the full number of Shares covered by Awards granted under the Plan.

4.2 Changes.

(a) To the extent that any Award under the Plan shall be forfeited, shall expire unexercised or shall be canceled, in whole or in part, then the number of Shares covered by the Award to the extent forfeited, expired or canceled may again be awarded pursuant to the provisions of the Plan without again counting against the limitation specified in Section 4.1(a).

(b) In the event that Shares are delivered to or retained by the Company in full or partial payment of the exercise or purchase price of an Award, the number of Shares available for future Awards under the Plan shall be reduced only by the net number of Shares issued.

(c) If the tax withholding obligation under an Award is satisfied by the Company retaining Shares or by the Participant tendering Shares from an Award (either by actual delivery or attestation), the number of Shares so retained or tendered shall be deemed issued for purposes of the limitation specified in Section 4.1(a).

(d) Awards that may be satisfied either by the issuance of Shares or by cash or other consideration shall, until the form of consideration to be paid is finally determined, be counted against the maximum number of Shares that may be issued under the Plan.  If the Award is ultimately satisfied by the payment of consideration other than Shares, as, for example, a stock option granted in tandem with a Stock Appreciation Right that is settled by a cash payment of the stock appreciation, such Shares may again be made the subject of an Award under the Plan.  Awards will not reduce the number of Shares that may be issued pursuant to the Plan if the settlement of the Award will not require the issuance of Shares, as, for example, a Stock Appreciation Right that can be satisfied only by the payment of cash.

5. Eligibility

An individual shall be eligible to participate in the Plan and receive Awards hereunder if the individual is an Employee or Director; provided that Incentive Stock Options may only be awarded to individuals who are Employees.  In making any determination as to persons to whom Awards shall be granted, the type of Award, and/or the number of Shares to be covered by the Award, the Committee shall consider the position and responsibilities of the Participant; his or her importance to the Company and its Subsidiaries; the duties of such person; his or her past, present and potential contributions to the growth and success of the Company and its Subsidiaries; and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

6. Stock Options

6.1 Grants.  The Committee may grant stock options alone or in addition to other Awards granted under the Plan to any Participant.  Each person so selected shall be offered an option to purchase the number of Shares determined by the Committee.  The Committee shall specify whether such option is an Incentive Stock Option or Nonqualified Stock Option and any other terms and conditions relating to such Award, including whether the option is exercisable for Restricted Stock rather than unrestricted Shares.  Each such person so selected shall have a reasonable period of time within which to accept or reject the offered option.  Failure to accept within the period so fixed by the Committee may be treated as a rejection.  Each person who accepts an option shall enter into a written agreement with the Company, in such form as the Committee may prescribe, setting forth the terms and conditions of the option (including the extent to which the option is an Incentive Stock Option or Nonqualified Stock Option), consistent with the provisions of the Plan.

(a) To the extent that any stock option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such stock option or the portion thereof which does not qualify shall automatically constitute a separate Nonqualified Stock Option without any further action and notwithstanding the original designation of the option as an Incentive Stock Option.  Nothing in this Plan shall be interpreted as a representation, guarantee, or other understanding on the part of the Company that any particular option will be determined to be an Incentive Stock Option under Code section 422.  At any time and from time to time, the Optionee and the Company may agree to modify an option agreement so that an Incentive Stock Option may be converted to a Nonqualified Stock Option.

(b)           The Committee may require that an Optionee meet certain conditions before the option or a portion thereof may vest or be exercised, as, for example, that the Optionee remain in the employ or active service of the Company for a stated period or periods of time before the option, or stated portions thereof, may vest or be exercised.

6.2 Option Price.  The option exercise price of the Shares covered by each stock option shall be determined by the Committee; provided, however, that the option exercise price shall not be less than the greater of (a) the par value of such Shares and (b) one hundred percent (100%) of the Fair Market Value of such Shares on the date of grant of the stock option.  Subject to the provisions of Section 13, the exercise price of a stock option issued in accordance with this Plan shall not be adjusted or amended following the issuance of such stock option.

6.3 Incentive Stock Options Limitations.

(a) To the extent required to comply with Code section 422, in no event shall any person be granted Incentive Stock Options to the extent that the Shares covered by such options (and any Incentive Stock Options granted under any other plans of the Company and its Subsidiaries) that may be exercised for the first time by such person in any calendar year have an aggregate Fair Market Value in excess of $100,000.  For this purpose, the Fair Market Value of the Shares shall be determined as of the dates on which the Incentive Stock Options are granted.  It is intended that the limitation on Incentive Stock Options provided in this subsection be the maximum limitation on options which may be considered Incentive Stock Options under the Code, and this subsection shall be construed and applied in accordance with Code section 422.

(b) Notwithstanding anything herein to the contrary, in no event shall any Participant owning more than ten percent (10%) of the total combined voting power of the Company or any Subsidiary be granted an Incentive Stock Option hereunder unless (1) the option exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to such Incentive Stock Option at the time that the Incentive Stock Option is granted and (2) the term of such Incentive Stock Option shall not exceed five (5) years.

6.4 Option Term.  Subject to Section 6.3(b) hereof, the term of a stock option shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no stock option shall be exercisable later than ten (10) years from the date of its grant.  The extent to which a stock option that is granted to a Participant who is an Employee may be exercised by the Participant or the Participant's Designated Beneficiary after the Participant's termination of employment with the Company and all Subsidiaries (including by reason of death or Disability) shall be determined by the Committee and incorporated into the terms of the applicable option agreement.

6.5 Vesting of Stock Options.

(a) Each stock option granted hereunder may only be exercised to the extent that the Optionee is vested in such option.  Each stock option shall vest separately in accordance with the option vesting schedule, if any, determined by the Committee in its sole discretion, which will be incorporated in the Award agreement entered into between the Company and each Optionee and only to the extent that the Optionee remains in the continuous employ or service of the Company or a Subsidiary.  The option vesting schedule will be accelerated if, in the sole discretion of the Committee, the Committee determines that acceleration of the option vesting schedule would be desirable for the Company.

(b) In the event of the dissolution or liquidation of the Company, each stock option granted under the Plan shall terminate as of a date to be fixed by the Board; provided, however, that not less than thirty (30) days' written notice of the date so fixed shall be given to each Optionee and each such Optionee shall be fully vested in and shall have the right during such period to exercise the option, even though such option would not otherwise be exercisable under the option vesting schedule.  At the end of such period, any unexercised option shall terminate and be of no other effect.

(c) In the event of a Reorganization:

(1) If there is no plan or agreement respecting the Reorganization, or if such plan or agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding and unexercised stock options for other securities then the provisions of Section 6.5(b) shall apply as if the Company had dissolved or been liquidated on the effective date of the Reorganization; or

(2) If there is a plan or agreement respecting the Reorganization, and if such plan or agreement specifically provides for the change, conversion or exchange of the Shares under outstanding and unexercised stock options for securities of another corporation, then the Committee shall adjust the Shares under such outstanding and unexercised stock options (and shall adjust the Shares remaining under the Plan which are then available to be awarded under the Plan, if such plan or agreement makes no specific provision therefor) in a manner not inconsistent with the provisions of such plan or agreement for the adjustment, change, conversion or exchange of such Shares and such options.

(d)           The Committee may provide in an option agreement and/or Stock Appreciation Rights agreement that in the event of a Change in Control of the Company, (i) all or a portion of the stock options and/or any Stock Appreciation Rights awarded under such agreement shall become fully vested and immediately exercisable and/or (ii) the vesting of all performance-based stock options shall be determined as if the performance period or cycle applicable to such stock options had ended immediately upon such Change in Control; provided, however, that if in the opinion of counsel to the Company the immediate exercisability of options when taken into consideration with all other "parachute payments" as defined in section 280G of the Code, would result in an "excess parachute payment" as defined in such section as well as an excise tax imposed by section 4999 of the Code, such options and any Stock Appreciation Rights shall become fully vested and immediately exercisable, except as and to the extent the Committee in its sole discretion, shall otherwise determine, which determination by the Committee shall be based solely upon maximizing the after-tax benefits to be received by any such Optionee. If the Committee does not provide for accelerated vesting in an option or Stock Appreciation Rights agreement pursuant to this Section 6.5(d), such option and/or Stock Appreciation Right shall vest, if at all, solely in accordance with the terms of the agreement and the other terms of this Plan.

6.6 Exercise of Stock Options.

(a) Stock options may be exercised as to Shares only in amounts and at intervals of time specified in the written option agreement between the Company and the Optionee.  Each exercise of a stock option, or any part thereof, shall be evidenced by a written notice to the Company.  The purchase price of the Shares as to which an option shall be exercised shall be paid in full at the time of exercise, and may be paid to the Company either:

(1) in cash (including check, bank draft or money order);

(2) by the delivery of Shares having a Fair Market Value equal to the aggregate purchase price;

(3) by a combination of cash and Shares; or

(4) by other consideration deemed acceptable by the Committee in its sole discretion.

Without limiting the authority of the Committee under Section 3.2(e), the Company in its sole and absolute discretion and at or about the time of exercise of a stock option may pay a bonus to the Optionee or, to the extent permitted by applicable law, make a loan available to the Optionee.

(b) An Optionee shall not have any of the rights of a Shareholder with respect to the Shares covered by a stock option except to the extent that one or more certificates representing such Shares shall have been delivered to the Optionee, or the Optionee has been determined to be a Shareholder of record by the Company's transfer agent, upon due exercise of the option.

6.7 Formula Awards for Directors.

(a) The provisions of this Section 6.7 shall supersede Paragraph VII(h) of the National Western Life Insurance Company 1995 Stock and Incentive Plan with respect to individuals who become Directors on or after the effective date of the Plan under Section 16.7.  No options shall be granted to such Directors under such Paragraph of the prior plan after the effective date of the Plan under Section 16.7.

(b) Each Director serving as of the close of the Shareholders’ meeting on the effective date of the Plan under Section 16.7 shall receive a Nonqualified Stock Option to purchase 1,000 Shares.

(c) An Option awarded pursuant to this Section 6.7 shall (i) have an exercise price equal to 100% of the Fair Market Value of the Shares on the date of grant; (ii) not have Tandem Stock Appreciation Rights granted in connection therewith; (iii) have a maximum term of ten (10) years from the date of grant, subject to early termination if the optionee ceases to be a Director prior to the end of such period; (iv) cease to be exercisable after the date which is three (3) months after the termination of such individual’s service as a Director for any reason other than death and which is four (4) months after the termination of such individual’s service as a Director due to death; (v) vest and become exercisable at the rate of 20% of the total Shares subject to the option on each of the first five (5) anniversaries of the date of grant (subject to accelerated vesting in accordance with Section 6.5); (vi) have such other terms as are specified by the Committee in the option agreement; and (vii) be subject to other applicable provisions of this Section 6.  The number of Shares to be issued under this Section 6.7 shall be adjusted in accordance with Section 13.

7. Stock Appreciation Rights

7.1 Grant of Stock Appreciation Rights.  The Committee may grant to any Participant either Non-Tandem Stock Appreciation Rights or Tandem Stock Appreciation Rights subject to such terms and conditions as the Committee shall impose.  A Stock Appreciation Right shall entitle the holder, within the specified exercise period, to exercise the Stock Appreciation Right and receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share on the exercise date exceeds the specified exercise price, times the number of shares with respect to which the Stock Appreciation Right is exercised.  The Committee may provide in the Award agreement for automatic exercise on a certain date, for payment of the proceeds on a certain date, for accelerated vesting and other rights upon the occurrence of events specified in the Award agreement, and/or for exercise periods that do not begin until after a Change in Control or the occurrence of such other event as the Committee may designate.  Each Stock Appreciation Right grant shall be evidenced by an Agreement that shall specify the exercise price, the exercise period, the number of Shares to which the Stock Appreciation Right pertains and such other provisions as the Committee shall determine.

7.2 Exercise Period.  Each Stock Appreciation Right shall expire and cease to be exercisable at such time as the Committee shall determine at the time of grant; provided, however, that no Stock Appreciation Right shall be exercisable later than the tenth (10th) anniversary of its grant date.  If an Award agreement does not specify an expiration date, the Stock Appreciation Right shall expire on the 10th anniversary of its grant date, provided that the Stock Appreciation Right may expire earlier as provided in the Award agreement or in the Plan.  The extent to which a Stock Appreciation Right that is granted to a Participant who is an Employee may be exercised by the Participant or the Participant's Designated Beneficiary after the Participant's termination of employment with the Company and all Subsidiaries (including by reason of Disability) shall be determined by the Committee and incorporated into the terms of the applicable Award agreement.

7.3 Exercise Price.  The exercise price for each grant of a Stock Appreciation Right shall be determined by the Committee; provided, however, that the exercise price for each Share subject to a Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the Stock Appreciation Right (or, if greater, 100% of the exercise price of the related stock option in the case of a Tandem Stock Appreciation Right).  Subject to the provisions of Section 13, the exercise price of a Stock Appreciation Right shall not be adjusted or amended following issuance.

7.4 Vesting and Termination.  Stock Appreciation Rights shall be subject to acceleration of vesting or immediate termination in certain circumstances in the same manner as stock options pursuant to Section 6.5 of the Plan.

7.5 Tandem Stock Appreciation Rights.  A Tandem Stock Appreciation Right shall entitle the holder of the related stock option, within the period specified for the exercise of the stock option, to surrender the unexercised stock option, or a portion thereof, and to receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share on the exercise date exceeds the stock option exercise price per Share, times the number of Shares subject to the option, or portion thereof, which is surrendered.

(a) Each Tandem Stock Appreciation Right shall be subject to the same terms and conditions as the related stock option, including limitations on transferability and vesting, and shall be exercisable only to the extent such option is exercisable and shall terminate or lapse and cease to be exercisable when the related option terminates or lapses.  A Tandem Stock Appreciation Right may be granted at the time of the grant of the related stock option or, if the related stock option is a Nonqualified Stock Option, at any time thereafter during the term of the stock option.

(b) A Tandem Stock Appreciation Right granted in connection with an Incentive Stock Option (i) may be exercised at, and only at, the times and to the extent the related Incentive Stock Option is exercisable; (ii) expires upon the termination of the related Incentive Stock Option; (iii) may not exceed 100% of the difference between the exercise price of the related Incentive Stock Option and the Fair Market Value of the Shares subject to the related Incentive Stock Option at the time the Tandem Stock Appreciation Right is exercised (and otherwise does not have economic and tax consequences upon exercise that are more favorable than exercise of the option followed by an immediate sale of the related Shares); (iv) may be exercised at, and only at, such times as the Fair Market Value of the Shares subject to the related Incentive Stock Option exceeds the exercise price of the related Incentive Stock Option; and (v) may be transferred at, and only at, the times and to the extent the related stock option is transferable.  If a Tandem Stock Appreciation Right is granted, there shall be surrendered and canceled from the related option at the time of exercise of the Tandem Stock Appreciation Right, in lieu of exercise under the related option, that number of Shares as shall equal the number of Shares as to which the Tandem Stock Appreciation Right shall have been exercised.

7.6 Payment.  The Committee shall have sole discretion to determine in each Award agreement whether the payment with respect to the exercise of a Stock Appreciation Right will be in the form of all cash, Shares, or any combination thereof.  In the event of the exercise of a Stock Appreciation Right payable in Shares, the holder of the Stock Appreciation Right shall receive that number of whole Shares of stock of the Company having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (a) the excess of the Fair Market Value of a Share on the date of exercise over the exercise price for the Stock Appreciation Right by (b) the number of Shares as to which the Stock Appreciation Right is exercised. However, notwithstanding the foregoing, the Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a Stock Appreciation Right, but any such limitation shall be specified at the time that the Stock Appreciation Right is granted.

7.7 Exercise of Stock Appreciation Rights.  All Stock Appreciation Rights shall be exercised automatically on the last day prior to the expiration date of the Stock Appreciation Right or, in the case of Tandem Stock Appreciation Rights, any related stock option, so long as the Fair Market Value of a Share on that date exceeds the exercise price per share of the Stock Appreciation Right or any related stock option, as applicable.  A Participant who receives a Stock Appreciation Right shall not have any of the rights of a Shareholder with respect to the Shares covered by the right except, in the case of a Stock Appreciation Right settled in Shares, to the extent that one or more certificates representing such Shares shall have been delivered to the Participant, or the Participant has been determined to be a Shareholder of record by the Company's transfer agent, upon due exercise of the right.

8. Restricted Stock

8.1 Grants.  The Committee may grant Awards of Restricted Stock for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.  The terms and conditions of the Restricted Stock shall be specified by the grant agreement.  The Committee, in its sole discretion, may specify any particular rights which the person to whom an Award of Restricted Stock is made shall have in the Restricted Stock during the restriction period and the restrictions applicable to the particular Award, the vesting schedule (which may be based on service, performance or other factors) and rights to acceleration of vesting (including, without limitation, whether non-vested Shares are forfeited or vested upon termination of employment or service). Further, the Committee may award performance-based Restricted Stock by conditioning the grant or vesting or such other factors, such as the release, expiration or lapse of restrictions upon any such Award (including the acceleration of any such conditions or terms) of such Restricted Stock, upon the attainment of specified performance goals or such other factors as the Committee may determine.  The Committee shall also determine when the restrictions shall lapse or expire and the conditions, if any, under which the Restricted Stock will be forfeited or sold back to the Company.  Each Award of Restricted Stock may have different restrictions and conditions.  The Committee, in its discretion, may prospectively change the restriction period and the restrictions applicable to any particular Award of Restricted Stock.  Unless otherwise set forth in the Plan, Restricted Stock may not be disposed of by the recipient until the restrictions specified in the Award expire.

8.2 Awards and Certificates.  Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates.  In the event any stock certificate is issued in respect of Shares of Restricted Stock awarded hereunder, such certificate shall bear an appropriate legend with respect to the restrictions applicable to such Award.  The Company may retain, at its option, the physical custody of any stock certificate representing any awards of Restricted Stock during the restriction period or require that the Restricted Stock be placed in escrow or trust, along with a stock power endorsed in blank, until all restrictions are removed or expire.

9.           Performance Awards

9.1 Grants.  A Performance Award may consist of either or both, as the Committee may determine, (i) "Performance Shares" or the right to receive Shares, Restricted Stock or cash of an equivalent value, or any combination thereof as the Committee may determine, or (ii) "Performance Units," or the right to receive a fixed dollar amount payable in cash, Shares, Restricted Stock or any combination thereof, as the Committee may determine.  The Committee may grant Performance Awards to any Participant for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as may be specified at the time of the grant.  The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the performance criteria to be achieved during a performance period, the criteria used to determine vesting (including the acceleration thereof), whether Performance Awards are forfeited or vest upon termination of employment or service during a performance period and the maximum or minimum settlement values.  Each Performance Award shall have its own terms and conditions, which shall be determined at the discretion of the Committee.  If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company's business, operations, corporate structure or for other reasons that the Committee deems satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

9.2  Terms and Conditions.  Performance Awards may be valued by reference to the Fair Market Value of a Share or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of specific financial, production, sales, cost or earnings performance objectives that the Committee believes to be relevant to the Company's business and for remaining in the employ or active service of the Company for a specified period of time, or the Company's performance or the performance of its Shares measured against the performance of the market, the Company's industry segment or its direct competitors. Performance Awards may be paid in cash, Shares (including Restricted Stock) or other consideration, or any combination thereof.  If payable in Shares, the consideration for the issuance of the Shares may be the achievement of the performance objective established at the time of the grant of the Performance Award.  Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective, all at the Committee's discretion.  The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

10. Dividend Equivalent Rights

The Committee may grant a Dividend Equivalent Right either as a component of another Award or as a separate Award, and, in general, each such holder of a Dividend Equivalent Right that is outstanding on a dividend record date for the Company's Common Stock shall be credited with an amount equal to the cash or stock dividends or other distributions that would have been received had the Shares covered by the Award been issued and outstanding on the dividend record date.  The terms and conditions of the Dividend Equivalent Right shall be specified by the grant.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares (which may thereafter accrue additional Dividend Equivalent Rights).  Any such reinvestment shall be at the Fair Market Value of the Shares at the time thereof.  Dividend Equivalent Rights may be settled in cash or Shares, or a combination thereof, in a single payment or in installments.  A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment for or lapse of restrictions on such other Award and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.  A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

11. Other Awards

The Committee may grant to any Participant other forms of Awards based upon, payable in or otherwise related to, in whole or in part, Shares, if the Committee, in its sole discretion, determines that such other form of Award is consistent with the purposes and restrictions of the Plan.  The terms and conditions of such other form of Award shall be specified by the grant including, but not limited to, the price, if any, and the vesting schedule, if any.  Such Awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as may be specified by the Award agreement evidencing the grant.

12. Compliance with Securities and Other Laws

12.1 General Compliance.  In no event shall the Company be required to sell or issue Shares under any Award if the sale or issuance thereof would constitute a violation of applicable Federal or state securities laws or regulations or a violation of any other law or regulation of any governmental or regulatory agency or authority or any national securities exchange on which the Shares are listed or traded.  As a condition to any sale or issuance of Shares, the Company may place legends on Shares, issue stop transfer orders and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with any such laws or regulations, including, if the Company or its counsel deems it appropriate, representations from the person to whom an Award is granted that he or she is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares will be made unless registered pursuant to applicable Federal and state securities laws, or in the opinion of counsel of the Company, such registration is unnecessary.

12.2 Special Rule for Company Blackout Periods.  The Company has established a securities trading policy (the “Trading Policy”) relating to disclosure and trading on inside information as described in the Trading Policy.  Under the Trading Policy, certain Employees and Directors are prohibited from trading stock or other securities of the Company during certain “blackout periods” as described in the Trading Policy.  If, under the terms of the Plan or an Award agreement, the last date on which a stock option or Stock Appreciation Right can be exercised falls within a blackout period imposed by the Trading Policy, the applicable exercise period shall automatically be extended by this Section 12.2 by a number of days equal to the number of United States business days that the applicable blackout period is in effect, but in no event beyond the original maximum term of the stock option or Stock Appreciation Right. The Committee shall interpret and apply the extension automatically provided by the preceding sentence to ensure that, to the maximum extent possible, the term of any stock option or Stock Appreciation Right shall not expire during an imposed blackout period.

13. Adjustments upon Changes in Capitalization or Reorganization

The value of an Award in Shares, the number of Shares available for issuance hereunder, the number of Shares issuable to Directors under Section 6.7, and the maximum number of Shares that may be awarded to a Participant during a calendar year shall be adjusted from time to time as follows:

(a) Subject to any required action by Shareholders, the number of Shares covered by each outstanding Award, the exercise price of such Award, the Shares available for issuance as Awards hereunder, the number of Shares issuable to Directors under Section 6.7, and the maximum number of Shares that may be awarded to a Participant during a calendar year, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Company resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only in Shares) or any other increase or decrease in the number of Shares affected without receipt of consideration by the Company.

(b) Subject to any required action by Shareholders, if the Company shall be the surviving corporation in any Reorganization, merger or consolidation (or if the Company is not the surviving corporation in such a transaction, but the transaction does not constitute a Change in Control), each outstanding Award shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Award would have been entitled, and if a plan or agreement reflecting any such event is in effect that specifically provides for the change, conversion or exchange of Shares, then any adjustment to Shares or value relating to an Award hereunder shall not be inconsistent with the terms of any such plan or agreement, and, in appropriate cases, corresponding proportionate adjustments shall be made to the number of Shares available for issuance hereunder, the number of Shares issuable to Directors under Section 6.7, and the maximum number of Shares that may be awarded to a Participant during a calendar year.

(c) In the event of a change in the Shares of the Company as presently constituted, which is limited to a change of par value into the same number of Shares with a different par value or without par value, the Shares resulting from any such change shall be deemed to be the Shares within the meaning of the Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall occur automatically without any other required action by the Board, the Committee, or any other person; provided that the Board shall have the authority to make or confirm such adjustments, and its determination in that regard shall be final, binding and conclusive.

Except as hereinbefore expressly provided in the Plan, any person to whom an Award is granted shall have no rights by reason of any subdivision or consolidation of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, Reorganization, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, Reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

14. Amendment or Termination of the Plan

14.1 Amendment of the Plan.  Notwithstanding anything contained in the Plan to the contrary, all provisions of the Plan may at any time or from time to time be modified or amended by the Board; provided, however, that

(a) no Award at any time outstanding under the Plan may be modified, impaired or canceled adversely to the holder of the Award without the consent of such holder;

(b) to the extent required by section 422 of the Code to qualify stock options granted hereunder as Incentive Stock Options, any amendment which (i) increases the maximum number of Shares that may be issued through Incentive Stock Options (other than an increase merely reflecting a change in the number of outstanding Shares, such as a stock dividend or stock split), (ii) modifies the individuals or classes of individuals eligible to receive Awards, (iii) changes the corporation with respect to which “Shares” are defined, or (iv) modifies the definition of “Company” to refer to another entity (other than a successor to National Western Life Insurance Company) must be approved by the Shareholders within the twenty-four (24)-month period beginning twelve (12) months before the date the amendment is adopted; and

(c) to the extent the Company is subject to the listing requirements of Nasdaq, as they may be amended from time to time, any amendment which constitutes a material revision of the Plan must be approved by the Shareholders in accordance with and to the extent required by such listing requirements.

14.2 Termination of the Plan; Maximum Plan Term.

(a) The Board may suspend or terminate the Plan at any time, and such suspension or termination may be retroactive or prospective.

(b) The maximum term of the Plan shall be ten years from the initial effective date specified in Section 16.7, and no Award may be granted on or after such tenth anniversary.  However, if the Plan is amended or restated and the Plan as so amended or restated is approved by the Shareholders, the Plan shall be deemed to be a new Plan, and the date on which the amendment or restatement is adopted by the Board (or the date of approval by the Shareholders, if earlier) shall be substituted for the initial effective date in the immediately preceding sentence of this subsection (b).

(c) The termination of the Plan shall not impair or affect any Award previously granted hereunder and the rights of the holder of the Award shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated in accordance with the terms of such Award.

15. Amendments and Adjustments to Awards

The Committee may amend, modify or terminate any outstanding Award with the Participant's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including, without limitation to change the date or dates as of which (a) an option becomes exercisable or (b) a performance-based Award is deemed earned; provided, however, that the Committee shall not amend or modify any Award in a manner that is contrary to Section 17.  The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including, without limitation, the events described in Section 13 hereof) affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent reduction or enlargement of the benefits or potential benefits intended to be made available under the Plan. Notwithstanding Section 14.1(a) or any provision of the Plan or any agreement regarding an Award to the contrary, the Committee may cause any Award granted (including an “underwater” Award with an exercise or purchase price less than the Fair Market Value of any related Shares as of the effective date of Committee action) to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award in an amount equal to the value of such canceled Award.  The determinations of value under this Section 15 shall be made by the Committee in its sole discretion.

16. General Provisions

16.1 No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

16.2 No Right to Employment.  Nothing in the Plan or in any Award, nor the grant of any Award, shall confer upon or be construed as giving any recipient of an Award any right to remain in the employ or service of the Company or any Subsidiary.  Further, the Company and its Subsidiaries may at any time dismiss a Participant from employment or service, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement.  No Participant, Employee, Optionee, or other person shall have any claim to be granted any Award, and there is no obligation for uniform treatment of Employees, Participants or holders or beneficiaries of Awards.

16.3 Governing Law.  Except to the extent that Federal law is controlling, the validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas, without giving effect to the conflicts of laws principles thereof.

16.4 Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the sole determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

16.5 No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

16.6 Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

16.7 Effective Date and Shareholder Approval.  The Plan, as amended, shall be effective as of June 20, 2008 after its approval by the Board effective as of such date and its approval by the Shareholders at the Annual Meeting of Shareholders to be held on such date.  For purpose of this Plan, including this Section and Sections 14.1 and 14.2, Shareholder approval shall be considered obtained if such approval complies with (a) all applicable provisions of the articles of incorporation and bylaws of the Company and applicable state law prescribing the method and degree of stockholder approval required for the issuance of corporate stock or options (and if applicable state law does not prescribe such method and degree of stockholder approval, such approval must otherwise be obtained in accordance with Code section 422) and (b) any applicable listing requirements of Nasdaq to the extent the Company is subject to such requirements.

16.8 Non-Transferability of Awards.  Awards shall be nontransferable other than by will or the laws of descent and distribution, and Awards may be exercised, during the lifetime of the holder, only by the holder (or the holder's duly appointed guardian or personal representative); provided, however, that Awards other than Incentive Stock Options may be transferred (i) by the holder to a family member, trust, charity, or similar organization for estate planning purposes and (ii) with the approval of the Committee, as directed under a qualified domestic relations order.

16.9 Tax Withholding.  The Company shall have the right to withhold or require separate payment of all Federal, state, local or other taxes or payments required by law to be withheld or paid with respect to any Award or payment made under the Plan.  Such amounts shall be withheld or paid prior to the delivery of any certificate representing Shares or any other Award subject to such withholding.  Such a payment may be made by the delivery of cash (or other consideration acceptable to the Company) to the Company in an amount that equals or exceeds the required withholding obligation of the Company.  In the event of a transfer of an Award, the Participant who assigns the Award shall remain subject to withholding taxes or similar obligations upon exercise of the Award by the transferee to the extent required by the Code or other applicable laws.  All determinations of withholding liability under this Section shall be made by the Company in its sole discretion and shall be binding upon the Participant.

16.10 Unfunded Plan.  Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds.  The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person.  To the extent any person holds any rights by virtue of an Award granted under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

16.11 Writing Requirement.  A requirement hereunder that an agreement, notice, or other instrument be written will be considered satisfied if the instrument is provided in electronic form that is approved by the Committee and that may be retained and reproduced in paper form.

17. Compliance with Code Section 409A

17.1 Purpose and Interpretation.  With respect to Participants subject to United States federal income tax, the Plan is intended to comply with applicable requirements to avoid a plan failure under Code section 409A and shall be construed and applied accordingly by the Committee.

17.2 Service Recipient Stock.  No stock option or Stock Appreciation Right shall be granted under the Plan to the extent the Shares that may be issued to the Participant with respect to the Award do not constitute “service recipient stock” (as such term is defined under Code section 409A) of the Company as of the date of grant.

17.3 Compliance Amendments.  To the extent any provision of the Plan or any omission from the Plan would (absent this Section 17.3) cause amounts to be includable in income under Code section 409A(a)(1), the Plan shall be deemed amended to the extent necessary to comply with the requirements of Code section 409A; provided, however, that this Section 17.3 shall not apply and shall not be construed to amend any provision of the Plan to the extent this Section 17.3 or any amendment required thereby would itself cause any amounts to be includable in income under Code section 409A(a)(1).

17.4 Delay in Payment.  Notwithstanding anything to the contrary in the Plan, (a) if upon the date of a Participant’s “separation from service” (as defined for purposes of Code sections 409A(a)(2)(A)(i) and 409A(a)(2)(B)(i)) with the Company and its controlled subsidiaries and affiliates the Participant is a “specified employee” within the meaning of Code section 409A (determined by applying the default rules applicable under such Code section except to the extent such rules are modified by a written resolution that is adopted by the Committee and that applies for purposes of all deferred compensation plans of the Company and its affiliates), and the deferral of any amounts otherwise payable under Plan as a result of Participant’s separation from service is necessary to prevent any accelerated or additional tax to the Participant under Code section 409A, then the Company shall defer the payment of any such amounts hereunder until the date that is six months following the date of the Participant’s separation from service, at which time any such delayed amounts shall be paid or provided to the Participant and (b) if any other payments of money or other Awards or benefits due to a Participant hereunder could cause the application of an accelerated or additional tax under Code section 409A, such payments or other benefits shall be deferred and paid on the first day that would not result in the Participant incurring any tax liability under Code section 409A if such deferral would make such payment or other benefits compliant under section 409A of the Code.